EXHIBIT 10
                              CONTINUITY AGREEMENT



     This Agreement (the "Agreement") is dated as of July 1, 2001 (the "Effective Date") by and between Rohm and Haas Company, a Delaware corporation (the "Company"), and --------------- (the "Executive").

     The Company's Board of Directors (the "Board") considers the continued services of the Executive to be in the best interests of the Company and its stockholders; and

     The Board desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to his or her duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company; and

     The Board has authorized the Company to enter into continuity agreements with certain key executives of the Company and any of its respective subsidiaries (each of such entities, with the Company hereinafter referred to as an "Employer"), such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives; and

     The Executive is a key executive of an Employer and has been designated by the Board as an executive to be offered such a continuity compensation agreement with the Company.

     In consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. Term. This Agreement shall become effective on the Effective Date and
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remain in effect until the third anniversary of the Effective Date; provided,
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however, that, commencing on the date one year after the Effective Date, and on
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each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), this Agreement shall automatically be extended so as to terminate three years from such Renewal Date, unless an Employer provides the Executive, in writing, at least 180 days prior to the Renewal Date, notice that this Agreement shall not be renewed. Notwithstanding the foregoing, in the event that a Change in Control (as defined below) occurs at any time prior to the termination of this Agreement in accordance with the preceding sentence, this Agreement shall not terminate until the third anniversary of the Change in Control (or, if later, until the third anniversary of the consummation of the transaction(s) contemplated in the Change in Control) (the "Protected Period").
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     2. Change in Control.
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     (a) No compensation or other benefit pursuant to Section 4 or 5 shall be payable under this Agreement unless and until either (i) a Change in Control of the Company occurs while the Executive is an employee of an Employer and the Executive's employment by an Employer is thereafter terminated in accordance with Section 3 or (ii) the Executive's employment by an Employer is terminated in accordance with Section 3(a)(ii) prior to the occurrence of the Change in Control.

     (b) As used in this Agreement, "Person" (including a "group"), has the
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meaning as such term is used for purposes of Section 13(d) or 14(d) of the
Securities Exchange Act of 1934, as amended (or any successor section thereto).

     (c) For purposes of this Agreement, "Change in Control" shall mean any one
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of the following:

          (i) any Person (other than (w) the Company, (x) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
     (y) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (z) the direct lineal descendants of Otto Haas and Phoebe Haas, the spouses of such descendants and any trust or foundation established by any of them), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 20% or more of the combined voting power of the Company's then-outstanding securities;

          (ii) during any period of twenty-four consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (c)(i), (iii) or (iv) or (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Company is involved, other than such a transaction or series of transactions which would result in the shareholders of the Company

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     immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the securities of the Company or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or

          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets, other than a liquidation of the Company into a wholly owned subsidiary.

     3. Termination of Employment.
        -------------------------

     (a) Termination without Cause by an Employer or for Good Reason by the
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Executive.
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          (i) The Executive shall be entitled to the compensation provided for in Section 4, if within the Protected Period, the Executive's employment is terminated (A) by an Employer for any reason other than (I) the Executive's Disability or Retirement, (II) the Executive's death or (III) for Cause, or
     (B) by the Executive with Good Reason (as such terms are defined below).

          (ii) In addition, the Executive shall be entitled to the compensation provided for in Section 4 if, (A) the Executive's employment is terminated without Cause by an Employer or is terminated by the Executive with Good Reason prior to the Change in Control, (B) such termination is at the direction or request of the acquiror or merger partner or otherwise in connection with the anticipated Change in Control, and (C) such Change in Control actually occurs.

     (b) Disability. For purposes of this Agreement, "Disability" shall mean the
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Executive's absence from the full-time performance of the Executive's duties (as such duties existed immediately prior to such absence) for 180 consecutive business days as a result of incapacity due to physical or mental illness.

     (c) Retirement. For purposes of this Agreement, "Retirement" shall mean the
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Executive's voluntary termination of employment pursuant to late, normal or early retirement under a pension plan sponsored by an Employer in which the Executive participates, as defined in such plan, but only if such retirement occurs prior to a termination by an Employer without Cause or by the Executive for Good Reason.

     (d) Cause. For purposes of this Agreement, "Cause" shall mean:
         -----

          (i) the willful and continued failure of the Executive to perform substantially his or her duties with an Employer (other than any such failure resulting from incapacity

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     due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his or her duties; or

          (ii) the conviction of, or plea of guilty or nolo contendere to, a felony; or

          (iii) the willful engaging by the Executive in gross misconduct which is materially and demonstrably injurious to an Employer;

For purposes of this Section 3(d), no act or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of an Employer.

Termination of the Executive for Cause shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a three-fourths majority of the non-employee directors of the Company or of the ultimate parent of the entity which caused the Change in Control (if the Company has become a subsidiary) at a meeting of such directors called and held for such purpose, after 30 days prior written notice to the Executive specifying the basis for such termination and the particulars thereof and a reasonable opportunity for the Executive to cure or otherwise resolve the behavior in question prior to such meeting, finding that in the reasonable judgment of such directors, the conduct or event set forth in either clause (i),
(ii) or (iii), above, has occurred and that such occurrence warrants the Executive's termination.

     (e) Good Reason. For purposes of this Agreement, "Good Reason" shall mean
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the occurrence of any of the following without the Executive's express written consent:

          (i) the Executive's annual base salary or cash annual bonus opportunity is reduced, or an Employer fails to pay any compensation within 30 days after the applicable due date;

          (ii) the Executive's duties, responsibilities, titles or reporting relationships are materially and adversely diminished in comparison to the duties, responsibilities, titles or reporting relationships performed or held by the Executive immediately prior to the Change in Control;

          (iii) the long term incentive compensation (including stock option grants) offered to Executive or the basis or conditions for the Executive's participation therein are materially and adversely diminished in comparison to the level and amount of incentive compensation (including stock option grants) to which Executive was entitled immediately prior to the Change in Control;

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          (iv) the Executive is required to be based at a location more than 35 miles from the location where Executive was based and performed services immediately prior to the Change in Control;

          (v) failure of the Company to satisfy the requirements of Section 10(a) of this Agreement, relating to the assumption of the Agreement by any successor entity; or

          (vi) the Executive's voluntary termination for any reason or no reason during the 30-day period following the first anniversary of the Change in Control.

For purposes of this Section 3(e), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

Notwithstanding the foregoing, in the event the Executive provides an Employer with a Notice of Termination (as defined below) referencing this Section 3(e) (with the exception of Section 3(e)(vi)) an Employer shall have 30 days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason. Any good faith determination by the Executive that Good Reason exists shall be presumed correct and shall be binding upon an Employer.

     (f) Notice of Termination. Any purported termination of the Executive's
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employment (other than on account of Executive's death) with an Employer shall be communicated by a Notice of Termination to the Executive, if such termination is by an Employer, or to an Employer, if such termination is by the Executive. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated; provided, however, that in connection with a
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termination for Good Reason under Section 3(e)(vi), no details shall be necessary other than reference to such section. For purposes of this Agreement, no purported termination of Executive's employment with an Employer shall be effective without such a Notice of Termination having been given.

     4. Compensation Upon Termination.
        -----------------------------

     Subject to Section 9, if within the Protected Period, the Executive's employment with an Employer is terminated in accordance with Section 3(a) (the "Termination"), the Executive shall be entitled to the following payments and benefits:

     (a) Severance. The Company shall pay or cause to be paid to the Executive a
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cash severance amount equal to three times the sum of (A) the Executive's highest annual base salary in effect at any time during the 90 day period prior to the Change in Control (or, if higher, the annual base salary in effect immediately prior to the giving of the Notice of Termination), and (B) the average of Executive's bonus paid or payable to, or deferred by, Executive with respect to the two fiscal years immediately preceding the year of Termination (the "Bonus"). This cash severance amount shall be payable in a lump sum calculated without any discount.

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     (b) Additional Payments and Benefits. The Executive shall also be entitled
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to:

          (i) a lump sum cash payment equal to the sum of (A) the Executive's accrued but unpaid annual base salary through the date of Termination, (B) the unpaid portion, if any, of bonuses previously earned by the Executive pursuant to an Employer's annual incentive compensation plan, plus the pro rata portion of Executive's target bonus award under any annual incentive plan for the fiscal year of Termination (calculated through the date of Termination), and (C) an amount, if any, equal to compensation previously deferred (excluding any qualified plan deferral) and any accrued vacation pay, in each case, in full satisfaction of Executive's rights thereto; and

          (ii) an additional three (3) years of age and service credit and contributions under all of the Company's defined benefit and defined contribution pension plans; provided, however, that in the event that such
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     credit and contributions may not be provided without adversely affecting the qualified status of any such pension plan, the Executive shall instead receive a lump sum cash amount equal to the value of the benefits; and

          (iii) continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive's eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to the Change in Control or the Executive's Termination, whichever is deemed to provide for more substantial benefits, for a period ending on the earlier of (A) the third anniversary of the date of Termination and (B) the commencement of comparable coverage by the Executive with a subsequent employer; and

          (iv) full and immediate vesting of all outstanding stock options, stock appreciation rights, restricted stock and other equity-related awards; and

          (v) for purposes of the Company's Long-Term Bonus Plan or any successor plan, the Executive shall be deemed to have retired under the provisions of the pension plan or other policies of the Company; and

          (vi) all other accrued or vested benefits in accordance with the terms of the applicable plan (with an offset for any amounts paid under Section 4(b)(i)(C), above).

All lump sum payments under this Section 4 shall be paid within 10 business days after Executive's date of Termination. In determining the actuarial value of the payments under Sections 4(b)(ii) and (iii), above, the actuarial assumptions and methods used in the Company's retirement plans shall be utilized. In the event that there is any issue

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concerning the application of such assumptions and methods, the Company shall in good faith make any reasonable determination or decision necessary to resolve such discrepancy. Any payment of additional benefits pursuant to Section
4(b)(ii) and (iii) shall be paid from assets of the Company, not from assets of any retirement plan.

     (c) Outplacement. If so requested by the Executive, outplacement services
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shall be provided by a professional outplacement provider selected by Executive;
provided, however, that such outplacement services shall be provided to the
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Executive at a cost to the Company of not more than twenty percent (20%) of such
Executive's annual base salary as of Termination.

     5. Compensation Upon Termination for Death, Disability or Retirement.
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     If an Executive's employment is terminated by reason of Death, Disability or Retirement prior to any other termination of employment, Executive will be entitled to:

     (a) the sum of (i) Executive's accrued but unpaid salary through the date of Termination, (ii) the pro rata portion of the Executive's Bonus (calculated through the date of Termination), and (iii) an amount equal to any compensation previously deferred and any accrued vacation pay; and

     (b) full and immediate vesting of all outstanding stock options, stock appreciation rights, restricted stock and other equity-related awards; and

     (c) other accrued or vested benefits in accordance with the terms of the applicable plan (with an offset for any amounts paid under item (a)(iii), above).

     6. Excess Parachute Excise Tax Payments.
        ------------------------------------

          (a) (i) If it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

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          (ii) Subject to the provisions of Section 6(a)(i), all determinations required to be made under this Section 6 as to whether and when an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment (in each case, including any assumptions used therein), shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the Change of Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive). The Accounting Firm shall be directed by the Company or the Executive to submit its determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Termination Date, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to or on behalf of the Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that he or she has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
     Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(a) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

          (iii) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 6(a)(ii).

          (iv) The federal, state and local income or other tax returns filed by the Executive and the Company (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the

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     Executive. The Executive shall make proper payment of the amount of any
     Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If the Company pays any Gross-Up Payment to the Executive prior to the filing of the Executive's federal income tax return or corresponding state or local tax return, or the payment of Executive's estimated taxes, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

          (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 6(a)(ii) and (iv) shall be borne by the Company. If such fees and expenses are initially advanced by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

     (b) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, the Executive shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to the Employee; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and
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expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

     (c) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and

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                                                                              10

may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the
                                                  -----------------
Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other tax (including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Section 280G of the Code and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without the Executive's consent if such position or resolution could reasonably be expected to adversely affect the Executive (including any other tax position of the Executive unrelated to matters covered hereby).

     (d) If, after the receipt by the Executive of an amount advanced by the Company in connection with the contest of the Excise Tax claim, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided,
                                                                   --------
however, if the amount of that refund exceeds the amount advanced by the Company
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or it is otherwise determined for any reason that additional amounts could be paid to the Executive without incurring any Excise Tax, any such amount will be promptly paid by the Company to the Executive. If, after the receipt by the Executive of an amount advanced by the Company in connection with an Excise Tax claim, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and shall be deemed to be in consideration for services rendered after the date of the Termination.

     7. Expenses. In addition to all other amounts payable to the Executive
        --------
under this Agreement, the Company shall pay or reimburse the Executive for all reasonable expenses (including without limitation, any and all court costs and attorneys' fees and expenses) incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof ("Expenses"). The reasonableness of such Expenses shall be determined by the Company.

     8. Obligations Absolute; Non-Exclusivity of Rights; Joint Several
        --------------------------------------------------------------
Liability.
---------

     (a) The obligations of the Company to make the payment to the Executive, and to make the arrangements, provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

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     (b) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or an Employer and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any agreements with the Company or any other Employer.

     (c) Each entity included in the definition of "Employer" and any successors or assigns shall be joint and severally liable with the Company under this Agreement.

     9. Not an Employment Agreement. This Agreement is not, and nothing herein
        ---------------------------
shall be deemed to create, a contract of employment between the Executive and the Company. An Employer may terminate the employment of the Executive at any time, subject to the terms of this Agreement and/or any employment agreement or arrangement between an Employer and the Executive that may then be in effect.

     10. Successors; Binding Agreement, Assignment.
         -----------------------------------------

     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this Agreement, "Company"
                                                                     -------
shall mean (i) the Company as previously defined, and (ii) any successor to all the stock of the Company or to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this
Section 10(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

     11. Notice. For purpose of this Agreement, notices and all other
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communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally

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recognized overnight delivery service or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

                           Rohm and Haas Company
                           100 Independence Mall West
                           Philadelphia, Pennsylvania  19106
                           Attention:  General Counsel

and in the case of the Executive, to the Executive at the address set forth on the execution page at the end of this Agreement.

     Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

     12. Confidentiality. The Executive shall retain in confidence any and all
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confidential information concerning the Company and its respective business which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Executive at any time after the Executive's employment by the Company shall have terminated, from a third party not employed by or otherwise affiliated with the Company or (iii) which is or becomes known to the public by any means other than a breach of this Section 12. Upon the Termination of employment, the Executive will not take or keep any proprietary or confidential information or documentation belonging to the Company.

     13. Withholding. Payments and benefits provided pursuant to this Agreement
         -----------
shall be subject to any applicable payroll and other taxes required to be withheld.

     14. Miscellaneous. No provision of this Agreement may be amended, altered,
         -------------
modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in writing signed by the Executive and such officer of the Company as shall be specifically designated by the Committee or by the Board. No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     15. Severability. If any one or more of the provisions of this Agreement
         ------------
shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     16. Governing Law; Venue. The validity, interpretation, construction and
         --------------------
performance of this Agreement shall be governed on a non-exclusive basis by the laws of the Pennsylvania without giving effect to its conflict of laws rules. For purposes of jurisdiction and venue, the Company and each Employer hereby consents to jurisdiction and venue in any suit, action or proceeding with respect to this Agreement in any court of competent jurisdiction in the state in which Executive resides at the commencement of such suit, action or proceeding and waives any objection, challenge or dispute as to such jurisdiction or venue being proper.

     17. Counterparts. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  Rohm and Haas Company



                                  By:
                                     -------------------------------------------
                                  Title:
                                        ----------------------------------------



                                  ----------------------------------------------
                                  Executive




                                  ----------------------------------------------


                                  ----------------------------------------------
                                  Address